02 OCT 2022

Ref: L/CCA/207/22/100535-00/F/8851708

Date : 29 September 2022

FENBO INDUSTRIES LIMITED (the "Borrower")

Important Notice:	This Facility Letter sets out the terms and conditions upon which the bank would revise banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter.

Dear Sirs,

Re: General Banking Facilities

Further to our recent discussions, the Bank is pleased to revise the following general banking facility(ies) (the "**Facility(ies)**") to the Borrower subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies), the Terms and Conditions for Foreign Exchange and Derivative Transactions (the "**FDT Terms and Conditions**") *(if applicable)*, the ISDA 2002 Master Agreement which includes the schedule thereto and each confirmation (including long form confirmation, if applicable) evidencing a transaction entered into thereunder (the "**ISDA Documentation**") or other applicable terms and conditions or agreement for treasury and derivatives transactions (as the same is amended and in force from time to time and together with the ISDA Documentation labeled as the "**Master Agreement**") *(if applicable)* (as amended from time to time, the "**General Terms**") and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 Facility(ies)	Amount	Interest Rate / Terms and Conditions
O/D	**HKD2,500,000.00**	■ **Interest shall be charged at HKD Prime - 1.5% p.a.**
Revolving Loan	**Up to HKD11,000,000.00**	■ Save and except for the Conditions Precedent / Collateral Security(ies) as stated below, all other terms and conditions specified in the Bank's previous facility letter(s) for this Revolving Loan shall remain unchanged.
Treasury Credit Limit	**HKD4,000,000.00**	■ For hedging purpose only. ■ The Bank and the Borrower may enter into such transactions under this Treasury Credit Limit as the Bank may from time to time determine. Such transactions include, without limitation, any foreign exchange, option, forward, swap or other structured or derivatives transaction (the "**Treasury Product**") and shall be entered into by the Bank and the Borrower in accordance with, and subject to, the terms of the Master Agreement.

中國銀行(香港)有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心12樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
12/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/207/22/100535-00/F/8851708

1.2 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

2. Conditions Precedent / Collateral Security(ies)

The Facility(ies) shall not be made available for drawdown or utilization by the Borrower until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

- A duly signed copy of this Facility Letter indicating the Borrower's and the security providers' acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter;
- Direct Debit Authorization duly executed by the relevant account holder(s);
- Continuing personal guarantee(s) executed/to be executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
LI KIN SHING	Unlimited Extent

- First legal charge /mortgage over the following property(ies) duly executed by its/their registered and beneficial owner(s) ("the Mortgagor(s)") in the Bank's favour to secure general banking facilities to the Borrower to an unlimited amount and all accrued interest, default interest, and costs and expenses payable under the general banking facilities:

Property(ies):
FLAT E ON 60TH FLOOR OF TOWER 6 SORRENTO NO.1 AUSTIN ROAD WEST KOWLOON.
Name of the Mortgagor(s): WINSON PROPERTIES LIMITED

- Detailed valuation report on the Property(ies) rendered by the Bank's approved surveyors with valuation of not less than **HKD25,000,000.00;**
- Fire insurance policy over the Property and premium receipt issued by an insurance company acceptable to the Bank.
- Copy, certified by a director, of each of the following documents of your company and WINSON PROPERTIES LIMITED:
  - Certificate of Incorporation.
  - Memorandum and Articles of Association or other constitutional documents (if any).
  - List of directors with their specimen signatures.
  - Current Business Registration Certificate (if any).

Ref: L/CCA/207/22/100535-00/F/8851708

- If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company;
- Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. **Other Conditions:**

- Utilization of Treasury Credit Limit facility is conditional upon the Bank's prior approval.
- The Borrower agrees and undertakes to the Bank that the proceeds of O/D and Revolving Loan Facility(ies) shall not be used for purchasing any property(ies) or investing any property(ies)/real estate(s).
- For Treasury Credit Limit only:

➢ The net exposure of all outstanding transactions under the Treasury Credit Limit shall be calculated by the Bank daily on a mark-to-market basis in accordance with the Bank's internal methodologies (the "**Net Exposure**"). The Borrower acknowledges and agrees that the Bank's methodologies for calculating the Net Exposure are proprietary and confidential and may be amended by the Bank from time to time at its absolute discretion. The Borrower shall not be entitled to request the Bank to disclose its methodologies.

➢ **Top-up:** The Net Exposure at any one time shall not exceed 90% (or any other rate as determined by the Bank from time to time) of the Treasury Credit Limit. In the event that the Net Exposure is equal to or more than 90% of the Treasury Credit Limit, the Borrower undertakes and confirms that it shall provide or procure the same be provided to the Bank promptly upon demand a deposit sum (the "**Top-Up Deposit**") so that the Net Exposure, after deducting such deposit sum, shall be reduced to less than 90% (or any other rate as determined by the Bank from time to time) of the Treasury Credit Limit. For so long as any transaction is still outstanding under the Treasury Credit Limit, the Top-Up Deposit may not be withdrawn by the Borrower without the Bank's prior consent, which consent shall not be unreasonably withheld.

➢ **Close-out:** Without prejudice to the Bank's right to terminate any transactions under the Treasury Credit Limit at any time whether in accordance with the Facility Letter, the Master Agreement or otherwise and notwithstanding anything mentioned above, if (i) the Borrower fails to provide to the Bank the Top-Up Deposit promptly upon the Bank's demand as mentioned above; or (ii) the Borrower breaches any terms and conditions under the Facility Letter or the Master Agreement; or (iii) the Net Exposure, after deducting the Top-Up Deposit, exceeds 100% of the Treasury Credit Limit, the Bank shall be entitled to immediately or at such time as the Bank deems fit terminate some or all of the outstanding transactions, in each case, in whole or partially, under the Treasury Credit Limit in accordance with the terms of the Master Agreement and immediately realize the Top-Up Deposit and set-off such amount against any outstanding early termination or other amounts that have become due and payable by the Borrower to the Bank upon termination of such transactions under the terms of the Master Agreement.

4. **Fees**

▪ Renewal Fee	:	**HKD50,000.00** payable upon renewal of the Facility(ies) from time to time at the Bank's absolute discretion.
▪ Arrangement Fee, O/D	:	If the undrawn balance exceeds **50%** of this facility, an arrangement fee of **0.25%** p.a. will be charged daily on the undrawn balance of this facility and will be payable by the Borrower monthly in arrears (and may be debited to the Borrower's current account).

All fees and charges shall not be refundable under any circumstances.

中國銀行(香港)有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心12樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
12/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/207/22/100535-00/F/8851708

Currently, the Borrower represents that (i) the Borrower is not (or is not in any way related to) any of the directors, employees, controllers or minority shareholder controllers of Bank of China (Hong Kong) Limited ("BOCHK") or their relatives or BOCHK within the meaning of Rule 85 of Banking (Exposure Limits) Rules (Cap 155S of the Laws of Hong Kong); (ii) the Borrower is not (or is not in any way related to) (a) the senior management and key staff of BOCHK or their relatives, (b) subsidiaries, affiliates and other entities over which BOCHK is able to exert control or (c) the controllers, minority shareholder controllers, directors, senior management and key staff of the subsidiaries, affiliates and other entities mentioned in (b) above or their relatives within the meaning of Hong Kong Monetary Authority Supervisory Policy CR-G-9 and (iii) the Borrower is not a connected party to BOCHK and/or Bank of China Limited under the applicable rules of the Shanghai Stock Exchange, China Banking Regulatory Commission, Hong Kong Exchanges & Clearing Limited. If the Facility(ies) is/are guaranteed/secured or to be guaranteed/secured by any guarantee or security from any third party, the Borrower also represents that none of such third parties is so related or be such a party as mentioned above. The Borrower undertakes that if the Borrower or any such third party becomes so related or be such a party as mentioned above, the Borrower will promptly notify the Bank in writing.

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before **23 December 2022**, failing which this offer shall lapse unless otherwise agreed by the Bank. This Facility Letter, once accepted and upon our satisfaction of all the Conditions Precedent /Collateral Securities specified above, shall supersede all our previous facility letters and arrangement (unless otherwise specified) and the outstanding thereunder shall be transferred as outstanding hereunder.

中國銀行(香港)有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心12樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
12/F, Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/207/22/100535-00/F/8851708

Should you have any queries, please contact our Mr.CHAN ON KWAN MAURICE at 39827738/66814907 at any time. We are here to serve you better.

Yours faithfully,
For and on behalf of
Bank of China (Hong Kong) Limited

Hungchan

Authorized Signature(s)

Encl.
- General Terms and Conditions for General Banking Facilities and Loan Facility(ies) 202203
- Certified Extract of the Minutes of Board Meeting
- Form of Drawdown Notice
- Notice of Roll-Over

中國銀行(香港)有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心12樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
12/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/207/22/100535-00/F/8851708

After due and careful consideration of the contents of this letter and the General Terms (as defined above), I/we agree to (i) accept the Facilities and (ii) be bound by all the terms and conditions herein set out. If I/we have granted security in your favour, I/we confirm that each security document executed by me/us in respect of, among other things, our obligations to you is not (and will not be) discharged, prejudiced or affected in any way whatsoever and will remain in full force and effect at all times, notwithstanding any variations, amendments and/or supplements to the Facilities.

For and on behalf of **FENBO INDUSTRIES LIMITED**

Authorized signatory(ies)
Date : 30-9-2022

After due and careful consideration of the contents of this letter and the General Terms (as defined above) and in consideration of you agreeing to continue to make available the Facilities to the Borrower as amended pursuant to this letter and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged):
(a) I/we consent to all the terms and conditions herein set out; and
(b) To the extent this letter in any way whatsoever varies, amends and/or supplements the facility letter(s) previously issued by you to the Borrower, I/we confirm that each guarantee and/or security document executed by me/us in respect of, among other things, the Borrower's obligations to you is not (and will not be) discharged, prejudiced or affected in any way whatsoever and will remain in full force and effect at all times, notwithstanding any such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the terms and conditions herein set out, and to continue to be liable for all debts and liabilities of the Borrower upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name : **LI KIN SHING**
Date : 30-9-2022

For and on behalf of **WINSON PROPERTIES LIMITED**

Authorized signatory(ies)
Date : 30-9-2022

Witness:

Name :
陳安坤(8830658)